Exhibit 99.1

CarGurus Announces Appointment of Manik Gupta to Board of Directors

Gupta brings product leadership and vision scaling global platforms to Board position with the nation’s most visited automotive shopping site1

CAMBRIDGE, Mass, July 17, 2023 – CarGurus (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles1, today announced the appointment of Manik Gupta to its Board of Directors and Audit Committee, effective July 14, 2023. Gupta brings nearly 25 years of experience in the technology sector, currently as the Corporate Vice President of Microsoft Teams, serving over 300 million users across enterprises, small and medium businesses (SMBs), consumers, and the developer ecosystem. Prior to this, his background spans roles at several global technology companies, including Uber, Google, and Hewlett-Packard.

“Manik’s deep experience and product vision for platforms serving both consumers and SMBs has contributed to significant scaling at some of the most recognized brands in the technology sector. His expertise will be a valuable asset in our goal of driving continued strategic and sustainable momentum at CarGurus,” said Jason Trevisan, CEO of CarGurus. “I am honored to welcome him to our Board and look forward to his contributions.”

Gupta has proven success guiding long-term product strategy and execution that drives customer acquisition, retention, and overall growth. This includes identifying opportunities to optimize products and enhance team efficiency through the use of emerging technology, such as artificial intelligence (AI) and machine learning. He also brings deep expertise in marketplace platforms, improving tools and features to benefit all user segments.

During his four years with Uber, most recently as Chief Product Officer, Gupta helped the company grow to more than 100 million monthly active customers through the development of rider- and driver-facing products and marketplace capabilities. As a key member of the executive team, he helped lead the company through its May 2019 IPO.

Before Uber, he held senior leadership roles at Google, ultimately leading long term product vision, strategy, and execution for Google Maps. Among key projects, he led an initiative to enhance Maps data using an innovative combination of available data sources, machine learning, and user engagement. Gupta earned an MBA from the Indian School of Business, in India, and a Bachelor of Applied Science degree in Computer Engineering from Nanyang Technological University, in Singapore.

“CarGurus delivers a unique and meaningful value proposition to consumers and dealers navigating today’s automotive market. This is a testament to the team’s commitment to continually innovating for the benefit of its customers,” said Gupta. “I am thrilled by the opportunity to contribute to the company’s ongoing success in partnership with the Board of Directors and the broader CarGurus leadership team.”

Gupta will occupy a newly created seat on the CarGurus Board of Directors.

About CarGurus, Inc.

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. 1

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are the property of their respective owners.

1 Similarweb: Traffic Insights, Q2 2023, U.S.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements in this press release, including, without limitation, statements regarding our business and strategy and the expected contributions of Gupta to our Board of Directors are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, global supply chain challenges, increased inflation and interest rates, and other macroeconomic issues, changes in our key personnel, and our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Maggie Meluzio

Director, Public Relations & External Communications

pr@cargurus.com

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com